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                                                                    EXHIBIT 99.5

                              [SYNAGRO LETTERHEAD]

June 6, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

     Our auditors, Arthur Andersen LLP, have represented to us in a letter dated April 24, 2002, that their audit of the consolidated financial statements of Synagro Technologies, Inc. and subsidiaries as of December 31, 2001, and for the year then ended was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Arthur Andersen LLP has advised us in such letter that availability of personnel at foreign affiliates of Arthur Andersen was not relevant to this audit.

                                          SYNAGRO TECHNOLOGIES, INC.

                                          By       /s/ THOMAS J. BINTZ
                                            ------------------------------------
                                                      Thomas J. Bintz
                                                   (Corporate Controller)

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